EXHIBIT  10.56

                              SETTLEMENT AGREEMENT
                         AND  MUTUAL  GENERAL  RELEASE
                         -----------------------------

     This Settlement Agreement and General Release ("Agree-ment") is entered into effective this 28th day of April, 2000, by and among Nettaxi.com, a Nevada corporation ("Nettaxi") and RGC International Investors LDC, a Cayman Islands corporation ("RGC"), Rose Glen Capital Management, L.P., a Delaware limited partnership ("RGCM"), RGC General Partner Corporation, a Delaware corporation ("RGCGPC"), Steve Katznelson, an individual ("Katznelson"), Gerald Stahlecker, an individual ("Stahlecker"), and Chris Hinkel, an individual ("Hinkel") (RGC, RGCM and RCGGPC shall be collectively referred to herein as "Rose Glen").


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                                 R E C I T A L S
                                 ---------------

     A. On March 31, 1999, Nettaxi and Rose Glen entered into that certain Securities Purchase Agreement (the "Securities Purchase Agreement") whereby Nettaxi agreed to sell to Rose Glen, and Rose Glen agreed, among other things, to purchase from Nettaxi, those certain Convertible Debentures in the aggregate principal amount of $5,000,000 (the "Debenture"), convertible into shares of Nettaxi common stock. In accordance with the Securities Purchase Agreement, Nettaxi also issued to Rose Glen warrants to purchase 150,000 shares of Nettaxi common stock (the "First Warrants") at an exercise price of $12.375 per share, and Nettaxi and Rose Glen entered into that certain Registration Rights Agreement dated as of March 31, 1999 (the "Registration Rights Agreement").

     B. In August 1999, Nettaxi and Rose Glen agreed to change the exercise price of the First Warrants to $7.857 per share. Rose Glen then exercised the First Warrants in full, and Nettaxi granted to Rose Glen additional warrants to purchase 150,000 shares of Nettaxi common stock (the "Second Warrants") at an exercise price of $7.857 per share.

     C.     Commencing  in  November  1999,  Rose  Glen  began  to  convert  the
Debentures and to exercise the investment options granted by Nettaxi in accordance with the Debentures (the "Options"). As of March 31, 2000, $2,600,000 of the then outstanding principal amount of the Debentures, plus accrued interest thereon, had been converted into an aggregate of 1,434,155 shares of Nettaxi common stock, and Rose Glen had exercised Options to purchase an additional 1,434,155 shares. As of March 15, 2000, the $2,400,000 remaining principal amount of the Debentures, plus accrued interest thereon, could have been converted into Nettaxi common stock at a conversion price of $1.1416 per share.

     D. In March 2000, disputes arose between Nettaxi and Rose Glen regarding the parties' respective rights and obligations under the Securities Purchase Agreement, the Debenture and the Registration Rights Agreement.

     E. On March 31, 2000, Nettaxi filed a Complaint in the Superior Court of the State of California for the County of Santa Clara (Case No. CV 788836) (the "California Action") against Rose Glen, Katznelson, Stahlecker and Hinkel, seeking declaratory relief regarding Nettaxi's ability to prepay the outstanding balance of the Debenture. Prior to filing the Complaint in the California Action, Nettaxi.com made written tender to Rose Glen the sum of $2,558,800 as payment in full of the outstanding principal, interest and other sums allegedly due under the Debenture. The Complaint also sought damages for fraud and breach of fiduciary duty and rescission of the Securities Purchase Agreement and Debenture and restitution, and requested injunctive and declaratory relief as well as an award of attorneys fees and costs. On or about April 14, 2000, the California Action was removed to the United States District Court for the Northern District of California (Case No. C 00-20404-JF PVT ARB).

     F. On April 14, 2000, Rose Glen filed a Complaint in the United States District Court for the District of Delaware (Case No. 00-405) (the "Delaware Action") against Nettaxi, seeking a declaration of its right to enforce certain penalty provisions under the Debenture, damages for breach of contract and breach of the duty of good faith and fair dealing, and damages for fraud and libel. The Complaint also sought rescission of a Nettaxi private placement and certain injunctive relief, as well as attorneys' fees and costs.

     G. On April 18, 2000, Nettaxi moved for a temporary restraining order in the California Action. On April 24, 2000, Nettaxi moved to dismiss or stay the Delaware Action so that the parties could litigate their disputes in the California Action. On April 26, 2000, Nettaxi's application for a temporary restraining order was denied.

     H. The parties now desire to settle forever all disputes between them existing prior to the date hereof or arising out of the California Action and the Delaware Action, the Securities Purchase Agreement, the Debenture and the Registration Rights Agreement, including any potential claims against each other, known or unknown, that might be or might have been brought, and to replace all of Rose Glen's rights under the Securities Purchase Agreement, the Debenture and the Registration Rights Agreement with the securities issued under and subject to the terms of this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises hereinafter made, the parties agree as follows:

1.     Issuance  of  Settlement  Shares and Warrants; Cancellation of Debenture.
       ------------------------------------------------------------------------
Nettaxi shall deliver to Rose Glen, within three (3) business days (the "Delivery Date") after the later of (i) the ninetieth (90th) day following the date hereof or (ii) the effective date of a new Registration Statement on Form S-1 (the "New Registration Statement") registering for resale the Shares and the Warrant Shares (as defined herein) under the Securities Act of 1933 (the "Securities Act"), each of the following: (a) an unlegended stock certificate or certificates evidencing an aggregate of 1,750,000 shares of Nettaxi common stock (the "Shares"); and (b) warrants, in the form attached hereto as Exhibit A, to purchase an aggregate of 2,200,000 shares of Nettaxi common stock, with an exercise price of $1.50 per share (the "New Warrants"). The releases contemplated by this Agreement shall become effective only upon the receipt by Rose Glen of the Shares and the New Warrants pursuant to this Section 1. The shares of Nettaxi common stock underlying the New Warrants and the Second Warrants shall be defined herein as the "Warrant Shares". The term "Settlement Shares" shall refer to the Shares and the Warrant Shares underlying the New Warrants. Upon the happening of the delivery of the Shares and the New Warrants to Rose Glen and the registration for resale of the Shares and the Warrant Shares so that they are freely tradable under the Securities Act ("Delivery of Settlement Shares"), the Debenture, the Securities Purchase Agreement and the Registration Rights Agreement shall thereupon be cancelled and of no further force or effect. Simultaneous with the execution of this Agreement, the parties shall execute a new registration rights agreement, in the form attached hereto as Exhibit B, with respect to the parties' rights and obligations under the New Registration Statement (the "Second Registration Rights Agreement"). Beginning on the date this Agreement is executed and prior to the Delivery of Settlement Shares (the "Conversion Period"), the Debenture shall be convertible by Rose Glen at a fixed conversion price of $1.42 per share. Any shares issued upon conversion of the Debenture during the Conversion Period shall reduce, on a one-for-one basis, the number of Shares to be issued to Rose Glen pursuant to this Section 1, and shall be deemed to be Settlement Shares for purposes hereof.

     2.     The Second Warrants.  The Second Warrants shall remain unmodified by
            -------------------
this Agreement, and shall continue in full force and effect pursuant to the terms and conditions thereof. The shares underlying the Second Warrants shall be included in the New Registration Statement.

     3. Corporate Existence. So long as Rose Glen beneficially owns any Warrants, Nettaxi shall maintain its corporate existence and shall not merge, consolidate or sell all or substantially all of its assets, except in the event of a merger or consolidation or sale of all or substantially all of its assets, where (i) the successor or acquiring entity and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Warrants shall become exercisable pursuant to the Warrants, in such transaction assumes Nettaxi's obligations hereunder and under the agreements and instruments entered into in connection herewith (including the Warrants) and (ii) the entity whose securities into which the Warrants shall become exercisable, pursuant to the terms of the Warrants, is a publicly traded corporation whose Common Stock is listed for trading on the NNM, Nasdaq SmallCap, NSYE, AMEX or the OTC Bulletin Board.

     4. Transfer Agent Instructions. Nettaxi shall issue irrevocable instructions to its transfer agent to issue unlegended certificates, registered in the name of Rose Glen or its nominee, for the Warrant Shares in such amount as may be specified from time to time by Rose Glen to Nettaxi upon exercise of the New Warrants and the Second Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Restrictions"), so long as (a) the Warrant Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold under Rule 144 promulgated under the Securities Act ("Rule 144") without any restriction as to the number of securities as of a particular date that can then be immediately sold, (b) Rose Glen has provided Nettaxi with an opinion of counsel in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Warrant Shares may be made without registration under the Securities Act and such sale or transfer is effected, or
(c) Rose Glen has provided Nettaxi with an opinion of counsel in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that such Warrant Shares can be sold pursuant to Rule 144. Rose Glen agrees to sell all Warrant Shares and Shares, including those represented by a certificate from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. Nettaxi warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4 will be given by Nettaxi to its transfer agent and that the Warrant Shares shall otherwise be freely transferable on the books and records of Nettaxi as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way Rose Glen's obligations set forth in the Registration Rights Agreement to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares and the Warrant Shares.

     5.     Ownership  Interest  of  Rose  Glen  in Nettaxi.  In addition to the
            -----------------------------------------------
shares of Nettaxi common stock currently held by Rose Glen, following the Delivery of Settlement Shares pursuant to Section 1 hereof, the Shares, the Second Warrants and the New Warrants shall constitute the only interest or ownership rights or claims, whether equitable or legal, Rose Glen or its affiliates shall have in Nettaxi of any kind (other than any shares which may be issued to Rose Glen upon conversion of the Debenture prior to the Delivery of Settlement Shares).

     6.     Trading  Restrictions.  Rose  Glen  hereby  agrees  to the following
            ---------------------
restrictions on its ability to transfer or sell the Settlement Shares (the "Trading Restrictions"):

          (a) Prior to May 28, 2000, Rose Glen will sell no more than 20% of the Settlement Shares (790,000 shares of Nettaxi common stock) (the "Monthly Limitation"), and will sell no more than 5% of the Settlement Shares (197,500 shares of Nettaxi common stock) in any single day (the "Daily Limitation").

          (b) On May 28, 2000 and on the 28th day of each month thereafter, the Monthly Limitation will be increased (or decreased) for the next 30 days by 1% for every 50 cent increase (or decrease) in the average closing bid price of Nettaxi's common stock (for the five trading days preceding the respective 30-day anniversary) above the closing bid price of Nettaxi common stock on April 20, 2000. In no event, however, shall the Monthly Limitation decrease to an amount which is less than 20% of the Settlement Shares originally issued, nor shall the Monthly Limitation in any event increase above 30% of the Settlement Shares originally issued.

          (c) Trades of 10,000 shares or more of Nettaxi common stock ("Block Trades") between Rose Glen and parties unaffiliated with Rose Glen shall not be counted against the Monthly Limitation. Rose Glen shall inform Nettaxi in writing of the amount and price of such trades (if any) on a weekly basis. Parties affiliated with Rose Glen shall mean any persons or entities owned or controlled by Rose Glen, or any parents or subsidiaries or managing agents.

          (d) All of the Trading Restrictions shall terminate upon the earlier of either: (i) the effective date of that certain registration statement to be filed under the Securities Act by Nettaxi for the resale of the Nettaxi common stock issued to HBK Investors; or (ii) any sale of Nettaxi common stock by an officer or director where the amount sold for any such officer or director is in excess of 50,000 shares. For purposes of clause (ii) of this subsection
(d), the sale by any party of Nettaxi common stock which was deemed to have been beneficially owned by any such officer or director as of April 28, 2000 pursuant to the provisions of Section 13(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be a sale by such officer or director.

          (e) Notwithstanding any other restriction, Rose Glen shall not create a new daily low in the price of Nettaxi common stock.

     7.     Issuance  of  Press  Release.  Nettaxi  will  issue a press release,
            ----------------------------
through its customary national wire service, in the form attached hereto as Exhibit C (the "Press Release") within one (1) day after the date hereof, and will file the same with the Securities and Exchange Commission as an attachment to a Form 8-K within one business day thereafter. The Registration Statement on Form S-1 (File No. 333-78129) shall be amended or supplemented within ten business days from the date hereof to state in substance the content of the Press Release and shall not include any previously made or new allegations of misconduct by Rose Glen. Other than the Press Release, or to the extent Nettaxi is required by law, in its counsel's opinion, to disclose any part of this Agreement, no party to this Agreement shall comment publicly upon the terms of this Agreement.

     8.     Release  of  Escrowed  Funds.  Effective  upon  the  Delivery  of
            ----------------------------
Settlement Shares, Rose Glen waives any and all rights or benefits in and to those certain funds, in the approximate amount of $2,600,000, tendered to Rose Glen by Nettaxi on March 31, 2000, and releases Silicon Valley Law Group from any and all escrow instructions of obligations pertaining to said funds.

     9.     Dismissal.  Upon  the  Delivery  of  Settlement  Shares, the parties
            ---------
shall each execute stipulations dismissing with prejudice their respective claims in the California Action and the Delaware Action.

10.     Non-Disparagement.  No  party  to  this  Agreement  shall  make  any
        -----------------
statements, opinions, assertions or allegations concerning the other party which are negative, disparaging, defamatory or untrue. Should Nettaxi or its officers or directors breach any of the provisions of this Section 10, then all Trading Restrictions set forth in Section 6 hereof shall terminate and the release of Nettaxi from any defamation claims given by Rose Glen, Katznelson, Stahlecker and Hinkel, under this Agreement shall terminate.

     11.     Fees  and Costs.  As part of and in consideration for the execution
             ---------------
of this Agreement, the parties hereto each agree to waive any claims they may against the other party for any and all costs, expenses or attorney fees incurred which are related to the California Action, the Delaware Action, the Securities Purchase Agreement, the Debenture or the Registration Rights Agreement. Within 10 days after the effective date of this Agreement, Nettaxi shall reimburse Rose Glen for its reasonable attorneys' fees incurred in connection with the California Action and/or the Delaware Action, up to a maximum of $100,000.

     12.     Confidentiality.  The  Parties  acknowledge  that  they  have  not
             ---------------
disclosed any of the terms of this Agreement, including the negotiations leading up to the settlement, to anyone other than the persons mentioned below, and agree not to disclose the terms of this Agreement or the fact of the Agreement to anyone else, including without limitation, any person, organization, corporation or other business entity, other than: (a) the parties' attorneys;
(b) the parties' CPAs for accounting or tax reporting; (c) officers, directors or employees of either party who have a need to know, and who shall be bound by the execution of this Agreement by Nettaxi or Rose Glen, as applicable; (d) governmental agencies as required by law; (e) any person to whom such disclosure is required pursuant to court order or process, provided that ten (10) days advance written notice is given to the other parties; and (f) any person or entity in the context of the sale, transfer, or other acquisition of Nettaxi, provided such person or entity agrees to be bound by the confidentiality terms in this Section 12 of this Agreement. Nothing herein shall prevent the parties hereto from disclosing the fact that the dispute among the parties has been resolved without disclosing any of the terms of the settlement or the negotiations leading up to the settlement or this Agreement. The parties hereto each acknowledge and agree that the confidentiality of the terms of the settlement and of this Agreement is a material inducement to the parties in entering into this Agreement. Notwithstanding any of the foregoing, the parties agree that furnishing an unmodified copy of the Press Release to any person, organization, corporation or other business entity shall not constitute a breach of this Section 12.

     13.     Rose Glen, Katznelson, Stahleker and Hinkel Release. Except for the
             ---------------------------------------------------
obligations of Nettaxi set forth in this Agreement, the Second Warrants, the New Warrants and the New Registration Rights Agreement, effective upon Delivery of Settlement Shares, Rose Glen, Katznelson, Stahlecker and Hinkel, on behalf of each of them and their respective officers, directors, shareholders, partners, parents, subsidiaries, agents, attorneys, representatives, predecessors, insurers, successors and assigns, and all persons acting by, through or under them, hereby release Nettaxi -and each of its officers, directors, employees, representatives, attorneys, parents, subsidiaries, shareholders and agents, and purchasers of its shares or assets, past, present and future (collectively, "Releasees"), uncondition-ally and forever, of and from any and all claims, debts, costs, expenses, damages, injuries, liabilities, fines, penalties, demands and causes of action of every kind, nature and description, known or unknown, suspected or unsuspected, fixed or contingent, including any claim for attorneys' fees, which they now have, own or hold, or claim to have, own or hold, or at any time prior to the effective date of this Agreement might have claimed or owned or held, arising out of the Debenture, the Securities Purchase Agreement, the Registration Rights Agreement, the First Warrants, the California Action, the Delaware Action, and the relationship between Nettaxi and Rose Glen, including, without limitation, any and all claims whether based on tort, contract, or any Federal, State or local law, statute or regulation.

     14.     Nettaxi  Release.  Except  for  the  obligations  of  Rose  Glen,
             ----------------
Katznelson, Stahlecker and Hinkel set forth in this Agreement, the Second Warrants, the New Warrants and the New Registration Rights Agreement, effective upon the Delivery of Settlement Shares, Nettaxi, on behalf of itself and its officer, directors, shareholders, partners, parents, subsidiaries, agents, attorneys, representatives, predecessors, insurers, successors and assigns, and all persons acting by, through or under them, hereby release Rose Glen, Katznelson, Stahlecker, Hinkel -and each of their respective officers, directors, employees, representatives, attorneys, parents, subsidiaries, shareholders and agents, and purchasers of their respective shares or assets, past, present and future (collectively, "Nettaxi Releasees"), uncondition-ally and forever, of and from any and all claims, debts, costs, expenses, damages, injuries, liabilities, fines, penalties, demands and causes of action of every kind, nature and description, known or unknown, suspected or unsuspected, fixed or contingent, including any claim for attorneys' fees, which they now have, own or hold, or claim to have, own or hold, or at any time prior to the effective date of this Agreement might have claimed or owned or held, arising out of the Debenture, the Securities Purchase Agreement, the Registration Rights Agreement, the First Warrants, the California Action, the Delaware Action, and the relationship between Nettaxi and Rose Glen, including, without limitation, any and all claims whether based on tort, contract, or any Federal, State or local law, statute or regulation.

     15.     No Admission of Liability.  The parties each deny liability for any
             -------------------------
and all of the others' claims and potential claims asserted in the California Action and the Delaware Action. It is understood and agreed that this is a compromise settlement of disputed claims and disputed potential claims and that neither this Agreement itself nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission of anyone's liability or responsibility for any wrongdoing of any kind.

     16.     Unknown  Claims  Included.  Each  of  the  parties  expressly
             -------------------------
acknowledges and agrees that this release is intended to extinguish all claims of every type, which exist on or prior to the date of this Agreement, including those known and unknown and those suspected and unsuspected, without regard to whether they are now known or suspected, even if those claims may materially affect the undersigned's decision to enter into this release. This is a full and final release, and the undersigned expressly waives any right under Civil Code 1542, which provides:

A  GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR
     SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
     Although it is possible that the undersigned may discover new or additional damages or injuries or facts or evidence, this release is intended to include all claims Nettaxi, on the one hand, and Rose Glen, Katznelson, Stahlecker and Hinkel, on the other, may have against each other or their successors or to their assets, or against the Releasees or Nettaxi Releasees, which exist on or prior to the date of this Agreement; provided, however, that notwithstanding the language set forth above, certain of the releases granted by Rose Glen, Katznelson, Stahlecker and Hinkel are conditional upon Nettaxi's compliance with
Section  10  above.

     17.     Authority  and  Non-Assignment.  Each  party  hereto represents and
             ------------------------------
warrants that he, she or it has full power and authority to enter into this Agreement, and that the individuals executing this Agreement for and on behalf of the undersigned are fully empowered to bind the party and are fully authorized to enter into this Agreement. Each party represents and warrants that he, she or it has not assigned, encumbered or in any way transferred all or any portion of any claim, cause of action or other matter released by them herein. Each party hereto acknowledges and agrees that the warranties and representations made by each party in this paragraph are each an essential element of this Agreement, without which the consideration given herein would not have been given by any of them.

     18.     Advice  of  Counsel.  Each party hereto acknowledges and represents
             -------------------
that, in effecting and executing this Agreement, they have received from legal counsel full legal advice as to their legal rights and that the individuals executing this Agreement on their behalf have read all of this Agreement and fully understand its contents and legal affect. The parties further represent that they freely and voluntarily executed this Agreement after consulting with counsel.

     19.     Representations.  Each party hereto acknowledges and agrees that no
             ---------------
representation, statement or promise not expressly set forth herein has been made by or on behalf of any of the other parties hereto, by any other agents, servants, employees, representatives, or attorneys, and that no representations, statements or promises that are not expressly set forth herein have been made or relied on by any parties hereto. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as otherwise expressly provided herein, all other prior agreements, arrangements or understandings, oral or written, are merged into and superseded by this Agreement.

     20.     Applicable  Law.  This  Agreement  shall be construed, interpreted,
             ---------------
applied and enforced under and pursuant to the laws of the State of Delaware without regard to conflicts of laws principles. The parties irrevocably consent to the exclusive jurisdiction of the United States District Court for the Northern District of California, in San Jose, California, with respect to any suit, action or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit, action or proceeding shall be determined in such Court.

     21.     Mutual  Agreement.  The  parties,  and  each of them, have mutually
             -----------------
negotiated and agreed to the terms, conditions and language contained in this Agreement. Therefore, this Agreement shall not be interpreted against any party or against the drafter.

     22.     Binding  On  Heirs.  The  parties, and each of them, understand and
             ------------------
expressly agree that this Agreement shall bind and inure to the benefit of their spouses, children, heirs, employees, successors, predecessors, agents, attorneys, representatives and assigns, if any.

     23.     Covenant  Not  To  Sue.  At  no time subsequent to the execution of
             ----------------------
this Agreement will any party herein file or maintain, or cause or knowingly permit the filing or maintenance, in any state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever which has been released under this Agreement. All parties agree that this Agreement shall constitute a full and complete defense to and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted by any other party, or any other person, firm, corporation, or organization on that party's behalf, wherein the claim concerns any matter which was released; provided, however, that notwithstanding the language set forth above, certain of the releases granted by Rose Glen, Katznelson, Stahlecker and Hinkel are conditional upon Nettaxi's compliance with Section 10 above.

     24.     Severability.  The  parties  agree  that  if,  for  any reason, any
             ------------
provision hereof is unenforceable, the remainder of this Agreement shall nonetheless remain binding and in effect.

     25.     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts, or duplicates of originals, all of which taken together shall constitute one and the same instrument.

     26.     Titles  and  Captions.  Titles  and  captions  contained  in  this
             ---------------------
Agreement are used for convenience or reference only and are not intended to and shall not in any way enlarge, define, limit, extend, or describe the rights or obligations of the parties or affect the meaning or construction of this Agreement, or any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth below.

                                         NETTAXI.COM


Date:                                    By:  __________________________________
                                              Robert A. Rositano, Jr., President


                                         RGC INTERNATIONAL INVESTORS, LDC


Date:                                    By:  __________________________________



                                         ROSE GLEN CAPITAL MANAGEMENT, L.P.


Date:                                    By:  __________________________________



                                         RGC  GENERAL  PARTNERSHIP
                                         CORPORATION


Date:                                    By:  __________________________________



Date:                                    _______________________________________
                                         STEVE  KATZNELSON


Date:                                    _______________________________________
                                         GERALD  STAHLECKER


Date:                                    _______________________________________
                                         CHRIS  HINKEL